Media Contact: Cody McAlester cmcalester@bokf.com 918.295.0486 BOK Financial names Brad Vincent leader of Specialized Industries Banking 25-year BOKF veteran previously led the company’s healthcare banking division TULSA, Okla., Aug. 24, 2021 – BOK Financial has named Brad Vincent the leader of the company’s specialized industry banking areas. Vincent, who previously built and led the company’s healthcare banking division, will now oversee energy, commercial real estate, treasury services, commercial strategies and TransFund, in addition to healthcare. “Brad is an outstanding banker and proven leader; I am so pleased to welcome him to this new role,” said Stacy Kymes, BOK Financial chief operating officer who previously led the specialized banking area. Kymes will assume the role of president and chief executive officer when Steve Bradshaw retires. “We asked Brad to create a new healthcare vertical in 2013; since its inception, it has been one of the company’s fastest-growing segments. I know that he will bring the same energy and insight to his new role.” With almost four decades in the financial services industry, Vincent serves on the Oklahoma State University Foundation Board of Governors and the Oklahoma Caring Foundation board of directors. He earned his Bachelor of Science in Finance at Oklahoma State University and is a graduate of Leadership Oklahoma and Leadership Tulsa. “Our approach to serving the unique banking needs of specific industry sectors has been a real differentiator for BOK Financial,” said Vincent. “I look forward to engaging with my leadership team to continue BOK Financial’s legacy as one of the premier financial institutions in the country.” * * * BOK Financial Corporation is a more than $47 billion regional financial services company headquartered in Tulsa, Okla. with more than $90 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; BOK Financial Private Wealth; and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque, Bank of Oklahoma, Bank of Texas and BOK Financial (in Arizona, Arkansas, Colorado, Kansas and Missouri); as well as having limited purpose offices in Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.